UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 09, 2013

Commission File Number: 000-50502

PREMIER ALLIANCE GROUP, INC
(Exact Name of registrant as Specified in Its Charter)

Delaware	20-0443575
(State of other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
4521 Sharon Road
Suite 300
Charlotte, North Carolina 28211
(Address of principal executive offices)

(704) 521-8077
(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]  Written communications pursuant to Rule 425 under the Securities Act

[ ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangments of Certain Officers.

On August 09, 2013, Premier Alliance Group, Inc. (the “Company”) entered into a new employment agreement (the “Elliott Employment Agreement”) with the Company’s Chief Executive Officer, Mark Elliott, pursuant to which Mr. Elliott will continue to serve as the Company’s Chief Executive Officer until December 01, 2015 (or such earlier date upon which Mr. Elliott’s employment may be terminated in accordance with the terms of the Elliott Employment Agreement). The new agreement is on substantially the same terms and conditions as Mr. Elliott’s prior employment agreement, which was replaced and superseded by the new agreement. Mr. Elliott’s minimum base compensation is $210,000 for the term of the agreement and he is eligible for bonus compensation in stock or cash at the discretion of the Board of Directors.  The agreement does provide for termination for cause, termination without cause, and resignation.  A copy of the Elliott Employment Agreement is filed as Exhibit 10.1 to this report and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1	Employment Agreement, dated as of August 09, 2013, by and between Premier Alliance Group, Inc. and Mark Elliott, Chief Executive Officer.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

PREMIER ALLIANCE GROUP, INC.
/s/ Larry Brumfield
Dated: August 14, 2013	By:	Larry Brumfield
Chief Financial Officer